Exhibit (10)
                                                     ------------

               KEY MANAGEMENT SEVERANCE AGREEMENT
               ----------------------------------


   This  Severance  Agreement (the "Agreement")  is  made  as  of
November  24,  1998   by and between OWENS  CORNING,  a  Delaware
corporation (the "Company"), and David T. Brown, an officer of the Company ("Executive").

   WHEREAS the Company and Executive have previously entered into a Severance Agreement dated as of September 11, 1995 (the "Prior Agreement") providing for certain benefits to be conferred upon Executive under specified circumstances in the event that Executive's employment is terminated by the Company on the terms and conditions set forth therein, and:

  WHEREAS the Compensation Committee of the Board of Directors of the Company (the "Committee") has approved a new severance agreement to provide Executive with certain additional protections and to conform the terms of such agreement to the current policy of the Company regarding an officer's entitlement to pay, benefits and privileges on the termination of his employment;

  NOW THEREFORE, the parties hereto agree as follows:

1.  Termination Absent a Change of Control.
    ---------------------------------------

a) If, prior to a Change of Control (as defined in paragraph 7(c) below), (i) the Company terminates Executive's employment for any reason other than Permanent Total Disability or Cause (as defined in paragraphs 7(e) and 7(b)(1)&(2), respectively, below), or (ii) Executive voluntarily terminates his employment under circumstances involving a Constructive Termination (as defined in paragraph 7(d), below), Executive will be entitled to the following compensation, provided that Executive executes a Release and Non-Competition Agreement satisfactory to the
Company:

1) Base salary earned and as yet unpaid through the effective date of termination; and

2)  Two years' Base Pay (as defined in paragraph 7(a) below); and

3) Two times Executive's Separation Incentive Payment (as defined in paragraph 7(f) below); and

4) Incentive Pay as yet unpaid from the prior fiscal year and Incentive Pay for the fiscal year of termination, prorated for the period of Executive's actual employment prior to termination; and

5) The greater of (i) Executive's vested Cash Balance Pension Benefit or (ii) an amount equal to Executive's vested Pension Benefit under the Company's Salaried Employees' (Final Average) Retirement Plan plus a pension supplement calculated as though Executive had been credited with three additional years of service under that Plan and had Executive been three years older at the date of termination.

b) If, prior to a Change of Control, the Company terminates Executive's employment for Cause (as defined in paragraph 7(b)(3), below), Executive will only be entitled to base salary earned and as yet unpaid through the effective date of termination and Executive's vested Cash Balance Pension Benefit or vested Final Average Plan Pension Benefit, whichever is greater, UNLESS, (i) the Company exercises its discretion to award Executive (in addition to the aforementioned base salary and vested pension amounts) some portion of the following compensation, based on effort expended and results obtained to date and (ii) Executive executes a Release and Non-Competition Agreement satisfactory to the Company:

1) Up to but no more than Twelve months' Base Pay (as defined in paragraph 7(a) below); and

2)   Up  to  but  no  more than one times Executive's  Separation
     Incentive Payment (as defined in paragraph 7(f) below); and

3) Up to but no more than the amount of Incentive Pay as yet unpaid from the prior fiscal year.

c) The compensation payable under paragraph 1(a) or 1(b), above, shall be paid as soon as practicable after Executive signs, returns and does not revoke the requisite Release and Non-
Competition Agreement.

d) In the event of a termination of Executive's employment under the circumstances described in paragraph 1(a) above:

1) All stock options previously awarded to Executive shall, to the extent not already vested, immediately vest, and shall be exercisable (subject to applicable blackout restrictions) for up to six months following the date of termination or the original expiration date, whichever is sooner.

2) All shares of restricted stock previously awarded to Executive shall, to the extent not already vested, immediately vest and be payable.

3) All outstanding but unearned performance shares shall be forfeited.

4) All of Executive's non-qualified deferred compensation or retirement benefits, if any, accrued through the date of termination under any non-qualified deferred compensation plan or arrangement shall immediately vest and be payable, to the extent permissible under the terms of such plan or arrangement.

e) In the event of a termination of Executive's employment under the circumstances described in paragraph 1(b) above:

1) All stock options previously awarded to Executive which are exercisable on the date of termination shall be exercisable (subject to applicable blackout restrictions) for up to six months following the date of termination or the original expiration date, whichever is sooner.

2) All unvested shares of restricted stock and all outstanding but unearned performance shares previously awarded to Executive shall be forfeited.

3) All of Executive's non-qualified deferred compensation or retirement benefits, if any, accrued and vested through the date of termination under any non-qualified deferred compensation plan or arrangement shall be payable, to the extent permissible under the terms of such plan or arrangement.

f) If Executive's employment ends under circumstances described in paragraph 1(a) above as a result of the sale by the Company of a business unit, division or facility, payments will be made under this paragraph 1 only if Executive is not offered a substantially equivalent position with the Company or with the new owner of the business (without regard to whether Executive accepts such a position). If Executive receives and accepts a suitable offer from the new owner of the business and is subsequently terminated within one year of the closing date of the sale under circumstances that would result in payment of benefits under this paragraph 1(a), Executive will be treated as though he had been terminated by the Company and receive the payments provided for in this Agreement, less any amounts or benefits provided by the new owner in connection with Executive's termination.

2.  Termination On or After a Change of Control.
    --------------------------------------------

a) If, within a two-year period after a Change of Control, (i) the Company (or any successor) terminates Executive's employment for any reason other than Permanent Total Disability or Cause (as defined in paragraphs 7(e) and 7(b)(1)&(2), respectively, below), or (ii) Executive voluntarily terminates his employment under circumstances involving a Constructive Termination, Executive will be entitled to the following compensation, provided that Executive executes a Release and Non-Competition Agreement satisfactory to the Company:

1)   Base salary earned and as yet unpaid through the   effective
date of termination; and

2)   Two years' Base Pay; and

3)   Two times Executive's Separation Incentive Payment; and

4) Incentive Pay as yet unpaid from the prior fiscal year and Target Level Incentive Pay (as defined in paragraph 7(h) below) for the fiscal year of termination, prorated for the period of Executive's actual employment prior to termination; and

5) The greater of (i) Executive's vested Cash Balance Pension Benefit or (ii) an amount equal to Executive's vested Pension Benefit under the Company's Salaried Employees' (Final Average) Retirement Plan plus a pension supplement calculated as though Executive had been credited with three additional years of service under that Plan and had Executive been three years older at the date of termination.

b) If, within a two-year period after a Change of Control, the Company (or any successor) terminates Executive's employment for Cause (as defined in paragraph 7(b)(3), below), Executive will only be entitled to base salary earned and as yet unpaid through the effective date of termination and Executive's vested Cash Balance Pension Benefit or vested Final Average Plan Pension Benefit, whichever is greater, UNLESS, (i) the Company exercises its discretion to award Executive (in addition to the aforementioned base salary and vested pension amounts) some portion of the following compensation, based on effort expended and results obtained to date and (ii) Executive executes a Release and Non-Competition Agreement satisfactory to the
Company:

1) Up to but no more than Twelve months' Base Pay (as defined in paragraph 7(a) below); and

2)   Up  to  but  no  more than one times Executive's  Separation
Incentive Payment (as defined in paragraph 7(f) below); and

3) Up to but no more than the amount of Incentive Pay as yet unpaid from the prior fiscal year.

c) The compensation payable under paragraphs 2(a) or 2(b), above, will be paid as soon as practicable after Executive signs, returns and does not revoke the requisite Release and Non-
Competition Agreement.

d) In the event of a termination of Executive's employment under the circumstances described in paragraph 2(a) above:

1) All stock options previously awarded to Executive shall, to the extent not already vested, immediately vest, and shall be exercisable (subject to applicable blackout restrictions) for up to six months following the date of termination or the original expiration date, whichever is sooner.

2) All shares of restricted stock previously awarded to Executive shall, to the extent not already vested, immediately vest and be payable.

3) All outstanding but unearned performance shares shall be forfeited.

4) All of Executive's non-qualified deferred compensation or retirement benefits, if any, accrued through the date of termination under any non-qualified deferred compensation plan or arrangement shall immediately vest and be payable, to the extent permissible under the terms of such plan or arrangement.

e) In the event of a termination of Executive's employment under the circumstances described in paragraph 2(b) above:

1) All stock options previously awarded to Executive which are exercisable on the date of termination shall be exercisable (subject to applicable blackout restrictions) for up to six months following the date of termination or the original expiration date, whichever is sooner.

2) All unvested shares of restricted stock and all outstanding but unearned performance shares previously awarded to Executive shall be forfeited.

3) All of Executive's non-qualified deferred compensation or retirement benefits, if any, accrued and vested through the date of termination under any non-qualified deferred compensation plan or arrangement shall be payable, to the extent permissible under the terms of such plan or arrangement.

f) The Compensation Committee of the Board of Directors, in its sole discretion, may determine that no Change of Control or Potential Change of Control shall be deemed to have occurred with respect to any Executive who, in connection with a Change of Control or Potential Change of Control, acts in a capacity other than in their capacity as an employee of the Corporation, its subsidiaries or affiliates or otherwise fails to act in the Company's best interests with respect to said Change of Control.

3.  Termination For Other Reasons.
    ------------------------------

If Executive voluntarily terminates his employment (including by reason of retirement) other than as provided in paragraph 1(a) or 2(a) above, or if Executive's employment is terminated due to death or Permanent Total Disability, Executive shall not be entitled to any benefits under this Agreement, but shall be entitled to any other benefits to which he is otherwise entitled under the terms of any employee benefit plans or arrangements of the Company.

4.  Continuation of Insurance Benefits.
    -----------------------------------

In the event Executive's employment terminates under the circumstances described in paragraph 1(a) or 2(a) of this Agreement, the Company will continue Executive's participation and coverage for a period of two years (the "Severance Period") from Executive's last day of employment with the Company under all the Company's life, medical and dental plans ("Insurance Benefits"), in which Executive is participating immediately prior to such employment termination, subject to the Company's right to modify the terms of the plans or arrangements providing these benefits. If Executive is employed by another entity during the Severance Period, the Company will be a secondary obligor only with respect to medical and dental Insurance Benefits and life insurance coverage shall immediately cease.

5.  Non-Duplication of Benefits.
    ----------------------------
Any compensation or benefits payable under the terms of this Agreement will be offset and not augmented by other compensation or benefits of the same or similar type payable under any existing plan or agreement of the Company or any other arrangement between Executive and the Company covering the Executive (including, but not limited to, any Company severance policy and the Company's Annual Incentive Plan). It is intended that this Agreement NOT duplicate benefits Executive is entitled to under the Company's regular severance policy, any related policies, or any other contracts, agreements or arrangements between Executive and the Company.

6.  Term.
    -----
This Agreement shall be effective from the date hereof throughout
Executive's term of employment as an officer of the Company, but shall expire and be of no effect immediately after the second anniversary of a Change of Control.

7.  Certain Defined Terms.
    ----------------------

As used herein, the following terms shall have the following meanings:

a) "Base Pay" shall mean the greater of the annual salary paid to Executive as of the date of termination of his employment or the date of the Change of Control, as the case may be, notwithstanding any pay reduction that may be related to a Constructive Termination.

b)  "Cause" shall mean:

1) conviction of any felony or failure to contest prosecution for a felony; or

2) willful misconduct or dishonesty which is directly and materially harmful to the business or reputation of the Company;
or

3) willful or continued failure to substantially perform his duties as an executive of the Company, other than as a result of total or partial incapacity due to physical or mental illness (abuse of alcohol, drugs or controlled substances not being considered a physical or mental illness for purposes of this paragraph), unless within three to six months after written notice has been provided to Executive by the Company, Executive cures such willful or continued failure to perform.

c)  "Change of Control" shall mean:

1) the holders of the voting securities of the Company shall have approved a merger or consolidation of the Company with any other entity, unless the proposed merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, where such merger or consolidation is, in fact, consummated;

2) a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

3) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 15% or more of the combined voting power of the Company's then outstanding shares;

4) during any period of two consecutive years, members who at the beginning of such period constituted the Board shall have ceased for any reason to constitute a majority thereof, unless the election, or nomination for election by the Company's stockholders, of each director shall have been approved by the vote of at least two-thirds of the directors then still in office and who were directors at the beginning of such period (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or

5) the occurrence of any other change of control of a nature that would be required to be reported in accordance with Form 8-K pursuant to Sections 13 or 15(d) of the 1934 Act or in the Company's proxy statement in accordance with Schedule 14A of Regulation 14A promulgated under the 1934 Act, or in any successor forms or regulations to the same effect.

d) A "Constructive Termination" shall be deemed to have occurred only if:

1) prior to a Change of Control: Executive's Base Pay is reduced without his written consent; or

2) on or within a two-year period after a Change of Control: (A) Executive's Base Pay or annual incentive pay opportunity is reduced without his written consent; (B) Executive is required by the Company without his written consent to relocate to a new place of business that is more than fifty miles from Executive's place of business prior to the Change of Control (or the Company mandates a substantial increase in the amount of required business travel); or (C) there is a material adverse change in Executive's duties or responsibilities in comparison to the duties or responsibilities which Executive had prior to the Change of Control.

e) "Permanent Total Disability" shall be deemed to have occurred if, at the end of any month Executive then is, and has been, for eighteen (18) consecutive calendar months then ending, unable to perform his duties in the normal and regular manner due to mental or physical illness or injury. Any determination of such inability to perform shall be made by the Company in good faith.

f) "Separation Incentive Payment" shall be the greater of (i) Executive's average payments under the Company's normal, annual Corporate Incentive Plan (CIP) for the three years immediately preceding the year of termination (or annualized for such shorter period as Executive may have been employed by the Company), or
(ii) one-half of Executive's average participating salary under such Plan for the three years immediately preceding the year of termination (or annualized for such shorter period as Executive may have been employed by the Company).

g) "Participating Salary" is the product of Executive's total base salary paid during any given incentive year, multiplied by Executive's incentive pay percentage, at maximum funding.

h) "Target Level Incentive" shall be the greater of (i) one-half of Executive's participating salary under the Company's Annual Incentive Plan for the year of termination, or (ii) the payment Executive would have received under such Plan for the year of termination based on projected corporate performance for such year as determined by the Committee in its sole discretion at the time of the Change of Control.

8.  Outplacement Assistance.
    ------------------------

The Company will arrange outplacement assistance for Executive, to be provided by a mutually agreed-upon firm engaged in said business. Such assistance shall continue for up to one year following Executive's termination or until such time as suitable employment is attained, whichever is sooner. Outplacement costs incurred in this connection will be borne by the Company, but will not include costs of travel to/from the outplacement firm or in connection with job interviews, etc. For up to six months following Executive's termination, the Company will also make available reasonable office space and administrative and communication services for Executive's use in seeking suitable employment. In no event will the Company pay Executive in lieu of outplacement assistance.

9.  Confidentiality.
    ----------------

Consistent with Executive's preexisting legal and contractual obligations and in exchange for the consideration provided by the Company in this Agreement and for Executive's continued employment and exposure to confidential information at the Company, Executive agrees to hold in strict confidence and not disclose to any other person any confidential or proprietary information of the Company, including, without limitation, trade secrets, formulas for Company products, production techniques or processes or methods and apparatus for producing any products of the Company, or other non-public information relating to the business, research and development, employees and/or customers of the Company and its subsidiaries and affiliates, except to the extent required by law, or with the written consent of the Company. Executive will, immediately on termination, deliver to the Company all files containing data, correspondence, books, notes, and other written, graphic or computer records under Executive's control relating to the Company or its subsidiaries or affiliates, regardless of the media in which they are embodied or contained.

10.  Agreement Not To Compete.
     -------------------------

In exchange for the consideration provided by the Company in this Agreement as well as Executive's continued employment and exposure to confidential information at the Company, Executive agrees not to, directly or indirectly, for a period of two years following Executive's termination of employment, engage or participate in any business that is involved in research or development activities or in the manufacturing of any product which competes with any of the Company's products, except with the written consent of the Company. On termination, Executive agrees to execute a separate Release and Non-Competition Agreement in a form acceptable to the Company to memorialize this agreement and understands that the failure to do so will render Executive ineligible for any severance pay, benefits or privileges whatsoever.

11.  Mutual Release and Indemnity.
     -----------------------------

In the event of Executive's termination under circumstances described in paragraphs 1(a), 1(b), 2(a) or 2(b), the Company agrees to release and discharge Executive from any claim it may then or thereafter have against Executive with respect to employment with the Company or any of its subsidiaries or affiliates (other than with regard to Executive's obligations under this Agreement), and agrees to indemnify Executive in accordance with its then current policies or practices for active employees for any claims made against Executive by third parties arising out of the proper performance of Executive's duties as an employee of the Company or any of its subsidiaries or affiliates. In exchange for the consideration provided by the Company in this Agreement, together with the Company's release and indemnity, Executive agrees to release and discharge the Company, and its subsidiaries, affiliates, officers, directors, employees and agents (the "Released Persons") from any claim that Executive may then or thereafter have against the Company or such Released Persons (excluding any claim for the compensation, benefits and privileges described herein) arising out of or in connection with Executive's employment or termination of employment by the Company or any of its subsidiaries or affiliates. On termination, Executive agrees to execute a separate Release and Non-Competition Agreement in a form acceptable to the Company to memorialize this agreement and understands that the failure to do so will render Executive ineligible for any severance pay, benefits or privileges whatsoever.

12.  Severability.
     -------------

Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term, or the remaining provisions or terms of this Agreement.

13.  Modification and Waiver of Breach.
     ----------------------------------

No waiver or modification of this Agreement shall be binding unless it is in writing, signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a further breach, whether of a similar or dissimilar nature.

14.  Assignment.
     -----------

This Agreement shall be binding upon and inure to the benefit of any successors of the Company. As used herein, "successors" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

15.  Notice.
     -------

Any written notice to be given hereunder to Executive may be delivered to him personally or shall be deemed to have been given upon deposit thereof in the U.S. mail, certified mail, postage prepaid, addressed to Executive at the address as it shall appear on the records of the Company.

16.  Construction of Agreement.
     --------------------------

This Agreement is made and entered into in the State of Ohio and shall be construed under the laws of Ohio.

17.  Entire Agreement.
     -----------------

This Agreement constitutes the entire understanding between the parties with respect to Executive's severance pay, benefits and privileges in the event of a termination of Executive's employment with the Company, superseding all negotiations, prior discussions and agreements, written or oral, concerning said severance arrangements. This Agreement may not be amended except in writing by the parties hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


OWENS CORNING,



/s/  Glen H. Hiner
-------------------
Glen H. Hiner
Chairman and CEO


Agreed to and accepted:

___________________________

Date:  ____________________